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                                                                      EXHIBIT 5




                                                                    May 14, 1998


L-3 Communications Corporation
600 Third Avenue
New York, New York 10016

Ladies and Gentlemen:

               We have acted as special counsel for L-3 Communications Corporation, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-1 (No. 333-46983) and any related registration statement that may be filed pursuant to Rule 462(b) (together, the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the issuance by the Company of its Senior Subordinated Notes due 2008 (the "Notes"). The payment of principal, premium, if any, and interest on the Notes will be guaranteed (the "Guarantees") on a senior subordinated basis by Hygienetics Environmental Services, Inc., L-3 Communications ILEX Systems, Inc. and Southern California Microwave, Inc. (collectively, the "Guarantors"). The Notes will be issued under an Indenture (as supplemented or amended, the "Indenture") between the Company and the Bank of New York, as Trustee (the "Trustee").

               We have examined the Registration Statement and the form of Indenture which has been filed with the Commission as an Exhibit to the Registration Statement. In addition, we have examined, and have relied as to matters of fact upon, the originals


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L-3 Communications Corporation         -2-                         May 14, 1998



or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such other and further investigations, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

               In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

               Based upon the foregoing, and subject to the qualifications and limitations stated herein, assuming the Indenture has been duly authorized and validly executed and delivered by the parties thereto, when (i) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), (ii) the Board of Directors of the Company, a duly constituted and acting committee thereof or duly authorized officers thereof has taken all necessary corporate action to approve the issuance and terms of the Notes, (iii) the Board of Directors of each of the Guarantors, duly constituted and acting committees thereof or duly authorized officers thereof has taken all necessary corporate action to approve the issuance and terms of the Guarantees and (iv) the Notes and the Guarantees have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture, we are of the opinion


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L-3 Communications Corporation           -3-                      May 14, 1998


that (A) the Notes will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms and (B) the Guarantees will constitute valid and legally binding obligations of each of the respective Guarantors, enforceable against such Guarantor in accordance with its terms.

               Our opinion set forth in the preceding sentence is subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

               We are members of the Bar of the State of New York and we do not express any opinion herein concerning any law other than the law of the State of New York, the General Corporation law of the State of Delaware and the federal law of the United States.

               We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus included herein.

                                               Very truly yours,


                                               /s/ SIMPSON THACHER & BARTLETT
                                               SIMPSON THACHER & BARTLETT